Exhibit 10.9
THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
ABTECH INDUSTRIES, INC.
WARRANT TO PURCHASE COMMON STOCK

Warrant No.: ______	Number of Shares:
Date of Issuance: _____________ ___, 20___

     THIS CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, ____________________, or its nominee (the “Holder”), is entitled to subscribe for and purchase up to _______________ shares (as adjusted pursuant to Section 4 hereof) of the fully paid and nonassessable $.01 par value Common Stock (the “Shares”) of ABTECH INDUSTRIES, INC., a Delaware corporation (the “Company”).
     1. Exercise Price. The exercise price per Share (the “Exercise Price”) shall be an amount equal to __________ Dollars ($_______) per share (subject to adjustment pursuant to Section 4 hereof).
     2. Method of Exercise; Payment; Issues of New Warrant. This Warrant may be exercised by the Holder hereof at any time on or prior to ________________. Exercise shall be made, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the Exercise Price multiplied by the number of Shares being purchased, which amount may be paid in cash, by check or wire transfer of immediately available funds. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder hereof within a reasonable time and, unless this Warrant has been fully exercised or expired, a new Warrant representing that portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such reasonable time.
     3. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.
     4. Adjustment of Exercise Price and Number of Shares. Subject to the provisions of Section 2 hereof, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
          A. In the event the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event the Company shall at any time combine the outstanding shares of Common Stock, the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.
          B. If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or reduced in the same proportion as the increase or decrease in the outstanding shares of Common Stock and the then applicable Exercise Price shall be adjusted by multiplying such number of shares of Common Stock purchasable upon exercise hereof immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock purchasable immediately following such subdivision or combination.
          C. Subject to Section 2 hereof, in the event of any reorganization or reclassification of the outstanding Shares (other than a change in par value, or from no par value to par value, or par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with or into another entity in which more than 50% of the voting power of the Company is disposed of, at any time prior to the expiration of this Warrant, the Holder shall have the right, but not the obligation, to exercise this Warrant. Upon such exercise, the Holder shall have the right to receive the same kind and number of Shares and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder been the holder of record of such date for determining those entitled to receive any such distribution. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

          D. If the Company shall, at any time prior to the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise this Warrant. Upon such exercise, prior to such dissolution, liquidation or winding up, the Holder shall have the right to receive, in lieu of the shares of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to the Shares had the Holder been the holder of record of such date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided for by this Warrant, the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.
          E. The Company may retain a firm of independent public accountants of recognized standing (who may be any such firm regularly employed by the Company) to make any computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 4.
          F. Whenever the number of shares shall be adjusted as required by the provisions of this Section 4, the Company forthwith shall file in the custody of its secretary or an assistant secretary, at its principal office, an Officer’s Certificate showing the adjusted number of shares and setting forth in reasonable detail the circumstances requiring the adjustment. Each such Officer’s Certificate shall be made available at all reasonable times during reasonable hours for inspection by the Holder.
     5. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall to the extent permitted by law make a cash payment therefor upon the basis of the Exercise Price then in effect.
     6. Transfer, Exchange, Assignment or loss of Warrant.
          A. This Warrant may not be assigned or transferred except as provided in this Section 6 and in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (said Act and such rules and regulations being hereinafter collectively referred to as the “Act”) and any applicable state securities laws, rules and regulations. Any purported transfer or assignment made other than in accordance with this Section 6 shall be null and void and of no force and effect.
          B. Prior to any transfer of this Warrant, other than in an offering registered under the Act, the Holder shall notify the Company of its intention to effect such transfer, indicating the circumstances of the proposed transfer and upon request furnish the Company with an opinion of its counsel, in form and substance reasonably satisfactory to counsel for the Company, to the effect that the proposed transfer may be made without registration under the Act or qualification under any applicable state securities laws. The Company will promptly notify the Holder if the opinion of counsel furnished to the Company is reasonably satisfactory to counsel for the Company. Unless the Company notifies the Holder within ten (10) days after its receipt of such opinion that such opinion is not reasonably satisfactory to counsel for the Company, the Holder may proceed to effect the transfer.
          C. Each certificate for Shares or for any other security issued or issuable upon exercise of this Warrant shall contain a legend substantially to the following effect:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”) OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL, SUCH TRANSFER MAY BE MADE PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.”
          D. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form attached hereto as Exhibit 2 duly executed. In such event the Company shall, without charge for any issuance or transfer tax or other cost incurred by the Company with respect to such transfer, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation thereof at the principal office of the Company together with a written notice signed by the Holder thereof, specifying the names and denominations in which new warrants are to be issued.
          E. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of indemnity satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.
     7. Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company’s obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.
     8. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and payments made thereof and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
     9. Notices. Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder.
     10. Governing Law, Headings. This Warrant is being delivered in the State of Arizona and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.
     Issued this ______ day of _____________, 20__.

ABTECH INDUSTRIES, INC.
By:
Glenn R. Rink, President and C.E.O.

EXHIBIT 1
NOTICE OF EXERCISE

TO:	ABTECH INDUSTRIES, INC.
Attn: President
     1. The undersigned hereby elects to purchase _______________ shares of Common Stock of ABTECH INDUSTRIES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.
     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Signature)

(Date)

EXHIBIT 2
ASSIGNMENT FORM
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                                       (Name and Address) the right to purchase Shares represented by this Warrant to the extent of                     shares of Common Stock and does hereby irrevocably constitute and appoint                                                                                   attorney-in-fact, to transfer the same on the books of the Company with full power of substitution in the premises.

(Signature)

(Title)

(Date)